As filed with the Securities and Exchange Commission on May 30, 2025.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
COSTAMARE
BULKERS HOLDINGS LIMITED
(Exact Name of Registrant as Specified in its Charter)
Not Applicable
(Translation of Registrant’s Name into English)

Republic of the Marshall Islands (State or other Jurisdiction of Incorporation or Organization)	N/A (I.R.S. Employer Identification No.)

7 rue du Gabian
MC 98000 Monaco
+377 92 00 1745
(Address and telephone number of Registrant’s principal executive offices)
Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address and telephone number of agent for service)
With copies to:
D. Scott Bennett, Esq.
Cravath, Swaine & Moore LLP
375 Ninth Avenue
New York, NY 10001
(212) 474-1000
Approximate Date of Commencement of Proposed Sale of the Securities to the Public: From time to time after the effective date of this Registration Statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
† The term “new or revised financial accounting standard” refers to any updated issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 30, 2025.
PROSPECTUS
$200,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
Through this prospectus, we may offer common stock, including preferred stock purchase rights, preferred stock, which may be represented by American Depositary Shares (“ADSs”), debt securities, warrants, rights and units from time to time. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement or a free writing prospectus.
The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to the purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus or a free writing prospectus.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus or a free writing prospectus. A prospectus supplement or a free writing prospectus may also add, update or change information contained in this prospectus.
Our common stock is traded on the New York Stock Exchange under the symbol “CMDB”.
Our principal executive offices are located at 7 rue du Gabian, MC 98000 Monaco. Our telephone number at such address is +377 92 00 1745.
Investing in our securities involves risks. Before buying any securities you should carefully read the section entitled “Risk Factors” on page 4 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 30, 2025.

i

FORWARD-LOOKING STATEMENTS
All statements in this prospectus (and in the documents incorporated by reference herein) that are not statements of historical fact are “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. The disclosure and analysis set forth in this prospectus includes assumptions, expectations, projections, intentions and beliefs about future events in a number of places, particularly in relation to our operations, cash flows, financial position, plans, strategies, business prospects, changes and trends in our business and the markets in which we operate. These statements are intended as “forward-looking statements”. In some cases, predictive, future-tense or forward-looking words such as “believe”, “intend”, “anticipate”, “estimate”, “project”, “forecast”, “plan”, “potential”, “may”, “should”, “could” and “expect” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we file with the United States Securities and Exchange Commission (“SEC”), other information sent to our security holders, and other written materials. We caution that these and other forward-looking statements included in this prospectus (and in the documents incorporated by reference herein) represent our estimates and assumptions as of the date of this prospectus (and in the documents incorporated by reference herein) or the date on which such oral or written statements are made, as applicable, about factors that are beyond our ability to control or predict, and are not intended to give any assurance as to future results.
Factors that might cause future results to differ include, but are not limited to, the following:
•	general market conditions and dry bulk shipping industry trends, including charter rates, vessel values and the future supply of, and demand for, ocean-going dry bulk shipping services;
•	our continued ability to find employment for our vessels;
•	our ability to finance our capital expenditures, acquisitions and other corporate activities;
•	our future operating or financial results and future revenues and expenses;
•
risks related to Costamare Bulkers Inc. (“CBI”), our dry bulk operating platform, including the fact that the chartering-in and chartering-out of dry bulk vessels is inherently more volatile than traditional vessel ownership and risks associated with derivative instruments such as forward freight agreements and bunker hedging;

•	the effects of a possible worldwide economic slowdown;
•	disruption of world trade due to rising protectionism or the breakdown of multilateral trade agreements;
•	environmental and regulatory conditions, including changes in laws and regulations or actions taken by regulatory authorities;
•	business disruptions and economic uncertainty resulting from epidemics or pandemics;
•	business disruptions due to natural disasters or other disasters outside our control;
•	fluctuations in interest rates and currencies, including the value of the U.S. dollar relative to other currencies;
•	technological advancements in the design, construction and operations of dry bulk vessels and opportunities for the profitable operations of dry bulk vessels;
•	the financial health of our customers, our lenders and other counterparties, and their ability to perform their obligations;
•	potential disruption of shipping routes due to accidents, political events, sanctions, piracy or acts by terrorists and armed conflicts;
•
future, pending or recent acquisitions of vessels or other assets, operations of our dry bulk operating platform, our business strategy, areas of possible expansion and expected capital spending or operating expenses;

•	expectations relating to dividend payments and our ability to make such payments;

•	the availability of existing secondhand vessels or newbuild vessels to purchase, the time that it may take to construct and take delivery of new vessels or the useful lives of our vessels;
•	the availability of key employees and crew, the length and number of off-hire days, dry-docking requirements, fuel and insurance costs;
•	our anticipated general and administrative expenses, including our fees and expenses payable under our management and services agreements, as may be amended from time to time;
•	our ability to leverage to our advantage our managers’ relationships and reputation within the international shipping industry;
•
expected cost of, and our ability to comply with, governmental regulations and maritime self-regulatory organization standards, as well as requirements imposed by classification societies and standards demanded by our charterers;

•	any malfunction or disruption of information technology systems and networks that our operations rely on or any impact of a possible cybersecurity breach;
•	risks inherent in vessel operation, including perils of the sea, terrorism, piracy and discharge of pollutants;
•	potential liability from litigation;
•	our business strategy and other plans and objectives for future operations; and
•	other factors discussed in “Risk Factors” in this prospectus, and “Item 3. Key Information – D. Risk Factors” of our Form 20-F (as defined below); and
•	other factors detailed from time to time in our periodic reports.
We undertake no obligation to update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events, a change in our views or expectations or otherwise. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.
Unless we otherwise specify, when used in this prospectus the terms “Costamare Bulkers Holdings”, the “Company”, “we”, “our”, “us” or similar terms refer to Costamare Bulkers Holdings Limited and its subsidiaries and/or any one of them. We use the term deadweight ton (“dwt”) in describing the size of dry bulk vessels. Dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.

THE COMPANY
On May 6, 2025, Costamare Inc. completed the spin-off of its dry bulk business into a standalone public company through a pro-rata distribution of all Costamare Bulkers Holdings shares held by Costamare Inc. to its shareholders (the “Spin-Off”). Following the completion of the Spin-Off and certain restructuring transactions described in our Form 20-F, we serve as the ultimate holding company of (i) the subsidiaries that held, hold or were formed for the purpose of holding all dry bulk vessels owned indirectly by Costamare Inc. prior to the Spin-Off and (ii) CBI, which contains the dry bulk operating platform owned by Costamare Inc. prior to the Spin-Off.
We are an international owner and operator of dry bulk vessels providing worldwide transportation of dry bulk commodities for a broad range of industrial users, traders and producers of dry bulk commodities. Our owned fleet transports a variety of dry bulk products through various time charter services, while the CBI business provides highly complementary services, handling customers’ cargoes with chartered-in vessels. CBI employs an active commercial strategy and utilizes a combination of spot voyage charters, time charters and contracts of affreightment. Furthermore, via the active trading of forward freight agreements, CBI seeks to either establish directional positions on dry bulk freight rates or hedge its exposure whilst the trading of bunker swaps is primarily done for hedging purposes. We believe the strategic combination of our owned and operated businesses not only allows us to expeditiously adapt our positioning, but also strengthens our business by driving significant efficiencies on costs, capital investment and profitability. Further, our businesses offer enhanced flexibility and additional capacity, delivering incremental value to our customers.
Costamare Bulkers Holdings Limited was incorporated in the Republic of the Marshall Islands on September 29, 2023 under the Business Corporations Act (the “BCA”).
We maintain our principal executive offices at 7 rue du Gabian, MC 98000 Monaco. Our telephone number at that address is +377 92 00 1745. Our registered address in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of our registered agent at such address is The Trust Company of the Marshall Islands, Inc.
Additional information about the Company and its subsidiaries is included in documents incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference”.

RISK FACTORS
Investing in the securities to be offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the important factors set forth under the heading “Risk Factors” in our Form 20-F filed with the SEC and incorporated herein by reference and in the accompanying prospectus supplement for such issuance and all other information included in any prospectus supplement and other documents that have been incorporated by reference in this prospectus and any prospectus supplement, before investing in any securities that may be offered. For further details, see the section entitled “Where You Can Find Additional Information”.
Any of the risk factors referred to above could significantly and negatively affect our business, results of operations or financial condition, which may reduce our ability to pay dividends and lower the trading price of our securities. The risks referred to above are not the only ones that may exist. Additional risks not currently known by us or risks that we deem immaterial may also impair our business operations. You may lose all or a part of your investment.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES
We are a Marshall Islands corporation and our principal executive offices are located outside of the United States in Monaco. All of our directors and officers and some of the experts in this prospectus reside outside the United States. In addition, all or a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. Federal or state securities laws.
Furthermore, there is uncertainty as to whether the courts of the Marshall Islands, Monaco or other countries where our directors may reside would enter judgments in original actions brought in those courts predicated on U.S. Federal or state securities laws.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under this shelf registration process, we may, from time to time, sell up to an aggregate public offering price of $200,000,000 of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with this prospectus, as well as a prospectus supplement or a free writing prospectus that will contain specific information about the terms of that offering. That prospectus supplement or free writing prospectus may include additional risk factors or other special considerations applicable to those particular securities. Any prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus or free writing prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information contained in that particular prospectus supplement or free writing prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus together with additional information described under the heading “Where You Can Find Additional Information”.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. For further information pertaining to the securities offered by this prospectus and Costamare Bulkers Holdings Limited, reference is made to the registration statement.
We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and we file periodic reports and other information with the SEC. These periodic reports and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. As a “foreign private issuer”, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to stockholders, but we are required to furnish certain proxy statements to stockholders under New York Stock Exchange (“NYSE”) rules. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer”, we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will also be considered to be part of this prospectus and will automatically update and supersede the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus.
This prospectus incorporates by reference the following documents:
•	our Registration Statement on Form 20-F, filed with the SEC on March 31, 2025, as amended, and declared effective by the SEC on April 28, 2025 (our “Form 20-F”);
•	the description of our common shares contained in our Form 20-F, and any amendments or reports filed updating that description;
•	Our reports on Form 6-K furnished to the SEC on May 7, 2025; and
•
We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of the initial registration statement filing and prior to the effectiveness of the registration statement and after the date of this prospectus (in each case, if such Form 6-K states that it is incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement or free writing prospectus.

We will provide, free of charge upon written or oral request, to each person to whom this prospectus is delivered, including any beneficial owner of the securities, a copy of any or all of the information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus. Copies of these documents also may be obtained on the “Investors” section of our website at www.costamarebulkers.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus. Requests for such information should be made to us at the following address:
Costamare Bulkers Holdings Limited
7 rue du Gabian
MC 98000 Monaco
Telephone: +377 92 00 1745
Attention: Anastassios Gabrielides
You should assume that the information appearing in this prospectus and any accompanying prospectus supplement or free writing prospectus, as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

USE OF PROCEEDS
Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds received from the sale of the securities we offer by this prospectus for general corporate purposes, which may include, among other things:
•	potential future vessel acquisitions and other investments;
•	additions to working capital; and
•	the repayment of indebtedness.
We may raise additional funds from time to time through equity or debt financings not involving the issuance of securities described in this prospectus, including borrowings under credit facilities, to finance our business and operations, new vessel acquisitions and other investments.
CAPITALIZATION AND INDEBTEDNESS
Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF CAPITAL STOCK
Under our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), our authorized capital stock consists of 1,000,000,000 common shares, par value $0.0001 per share, and 100,000,000 preferred shares, par value $0.0001 per share. All of our shares are in registered form. As of the date of this prospectus, we had 24,203,746 common shares and no preferred shares issued and outstanding.
A description of our common shares can be found in “Item 10. Additional Information – B. Memorandum and Articles of Association” in our Form 20-F, which is incorporated by reference into this prospectus.

DESCRIPTION OF PREFERRED STOCK
Our Articles of Incorporation authorize our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series. The issuance of shares of preferred stock may have the effect of discouraging, delaying or preventing a change of control of us or the removal of our management. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of shares of our common stock. For those shares of preferred stock, if any, that are deposited in an American Depositary Receipt facility pursuant to a deposit agreement, to be entered into with the depositary, the depositary or its nominee is deemed the shareholder (for additional details, see “Description of American Depositary Shares”).
The applicable prospectus supplement will describe the following terms of any series of preferred shares in respect of which this prospectus is being delivered:
•	the designation of the series;
•
the number of shares in the series, which our board of directors may, except where otherwise provided in the preferred shares designation, increase or decrease, but not below the number of shares then outstanding;

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;
•	the dates at which dividends, if any, will be payable;
•	the redemption rights and price or prices, if any, for shares of the series;
•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;
•
whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and
•	the voting rights, if any, of the holders of the series.
The description in the applicable prospectus supplement of any preferred stock we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable statement of designation or specimen stock certificate, which will be filed with the SEC if we offer preferred stock. For more information on how you can obtain copies of any statement of designation or specimen stock certificate if we offer preferred stock, see “Where You Can Find Additional Information” beginning on page 6 of this prospectus. We urge you to read the applicable statement of designation, the applicable specimen stock certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities. The following description of debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our debt securities would be issued under an indenture between us and a trustee. The debt securities we may offer may be convertible into common stock or other securities. The indenture, a form of which is included as an exhibit to the registration statement of which this prospectus is a part, will be executed at the time we issue any debt securities. Any supplemental indentures will be filed with the SEC on a Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part.
The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the applicable prospectus supplement. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.
Because the following summaries of the material terms and provisions of the indenture and the related debt securities are not complete, you should refer to the form of the indenture and the debt securities for complete information on some of the terms and provisions of the indenture, including definitions of some of the terms used below, and the debt securities.
General
The provisions of the indenture do not limit the aggregate principal amount of debt securities which may be issued thereunder. Unless otherwise provided in a prospectus supplement, the debt securities will be our direct, unsecured and unsubordinated general obligations and will have the same rank in liquidation as all of our other unsecured and unsubordinated debt. The debt securities may be convertible into common stock or other securities if specified in the applicable prospectus supplement.
Payments
We may issue debt securities from time to time in one or more series. The provisions of the indenture allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series.
The debt securities may be denominated and payable in U.S. dollars or other currencies. We may also issue debt securities from time to time with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable currency, security or basket of securities, commodity or index on the relevant payment dates.
Debt securities may bear interest at a fixed rate, which may be zero, a floating rate, or a rate which varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.
Terms Specified in the Applicable Prospectus Supplement
The applicable prospectus supplement will contain, where applicable, the following terms of, and other information relating to, any offered debt securities:
•	the specific designation;
•	any limit on the aggregate principal amount of the debt securities, their purchase price and denomination;
•	the currency in which the debt securities are denominated and/or in which principal, premium, if any, and/or interest, if any, is payable;
•	the date of maturity;
•	the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

•	the interest payment dates, if any;
•	the place or places for payment of the principal of and any premium and/or interest on the debt securities;
•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;
•
whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

•	whether we will issue the debt securities in definitive form and under what terms and conditions;
•
the terms on which holders of the debt securities may convert or exchange these securities into or for common stock or other securities, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or exchange;

•
information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any agents for the debt securities, including trustees, depositaries, authenticating or paying agents, transfer agents or registrars;
•
whether and under what circumstances we will pay additional amounts on debt securities for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

•	any material United States federal income tax or other income tax consequences, including, but not limited to:
•
tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes; and

•	tax considerations applicable to any debt securities denominated and payable in non-United States currencies;
•	whether certain payments on the debt securities will be guaranteed under a financial insurance guarantee policy and the terms of that guarantee;
•	whether the debt securities will be secured;
•	any applicable selling restrictions; and
•
any other specific terms of the debt securities, including any modifications to or additional events of default, covenants or modified or eliminated acceleration rights, and any terms required by or advisable under applicable laws or regulations.

Some of the debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement will contain information relating to income tax, accounting, and other special considerations applicable to original issue discount securities.
Registration and Transfer of Debt Securities
Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the indenture or the supplemental indenture or issuer order under which that series of debt securities is issued. Holders may transfer debt securities in bearer form and/or the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.

Events of Default
The indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities, or if we become bankrupt. Holders should review these provisions and understand which actions trigger an event of default and which actions do not. The indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series-by-series basis.
An event of default is defined under the indenture, with respect to any series of debt securities issued under the indenture, as any one or more of the following events, subject to modification in a supplemental indenture, each of which we refer to in this prospectus as an event of default, having occurred and be continuing:
•	default is made for more than 30 days in the payment of interest, premium or principal in respect of the securities;
•
we fail to perform or observe any of our other obligations under the securities and this failure has continued for the period of 60 days next following the service on us of notice requiring the same to be remedied;

•	our bankruptcy, insolvency or reorganization under any applicable bankruptcy, insolvency or insolvency related reorganization law;
•	an order is made or an effective resolution is passed for the winding up or liquidation of us; or
•	any other event of default provided in the supplemental indenture or issuer order, if any, under which that series of debt securities is issued.
Acceleration of Debt Securities Upon an Event of Default
The indenture provides that, unless otherwise set forth in a supplemental indenture:
•
if an event of default occurs due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under the indenture, or due to the default in the performance or breach of any other covenant or warranty of us applicable to that series of debt securities but not applicable to all outstanding debt securities issued under the indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to us may declare the principal of and accrued interest on the debt securities of such affected series (but not any other debt securities issued under the indenture) to be due and payable immediately;

•
if an event of default occurs due to specified events of bankruptcy, insolvency or reorganization of us, the principal of all debt securities and interest accrued on the debt securities to be due and payable immediately; and

•
if an event of default due to a default in the performance of any other of the covenants or agreements in the indenture applicable to all outstanding debt securities issued under the indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the indenture for which any applicable supplemental indenture does not prevent acceleration under the relevant circumstances, voting as one class, by notice in writing to us may declare the principal of all debt securities and interest accrued on the debt securities to be due and payable immediately.

Annulment of Acceleration and Waiver of Defaults
In some circumstances, if any and all events of default under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may annul past declarations of acceleration or waive past defaults of the debt securities.
Indemnification of Trustee for Actions Taken on Your Behalf
The indenture provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of debt securities issued under the indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified to its satisfaction by the holders of debt securities issued under the indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.
Limitation on Actions by You as an Individual Holder
The indenture provides that no individual holder of debt securities may institute any action against us under the indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:
•	the holder must have previously given written notice to the trustee of the continuing default;
•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have:
•	requested the trustee to institute that action; and
•	offered the trustee indemnity satisfactory to it;
•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and
•
the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

The indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.
Discharge, Defeasance and Covenant Defeasance
We have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we comply with the following provisions:
Discharge of Indenture. We may discharge all of our obligations, other than as to transfers and exchanges, under the indenture after we have:
•	paid or caused to be paid the principal of and interest on all of the outstanding debt securities in accordance with their terms;
•	delivered to the trustee for cancellation all of the outstanding debt securities; or
•
irrevocably deposited with the trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities. However, the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the indenture relating only to that series of debt securities.

Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as defeasance in this prospectus. We may be released with respect to any outstanding series of debt securities from the obligations imposed by any covenants and elect not to comply with those covenants without creating an event of default. Discharge under those procedures is called covenant defeasance.

Defeasance or covenant defeasance may be effected only if, among other things:
•
we irrevocably deposit with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased; and

•	we deliver to the trustee an opinion of counsel to the effect that:
•	the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance;
•
the defeasance or covenant defeasance will not otherwise alter those holders’ United States federal income tax treatment of principal and interest payments on the series of debt securities being defeased; and

•
in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

Modification of the Indenture
Modification without Consent of Holders. We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the indenture to:
•	secure any debt securities;
•	evidence the assumption by a successor corporation of our obligations;
•	add covenants for the protection of the holders of debt securities;
•	cure any ambiguity or correct any inconsistency;
•	establish the forms or terms of debt securities of any series; or
•	evidence the acceptance of appointment by a successor trustee.
Modification with Consent of Holders. We and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of those debt securities. However, we and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by the change:
•	extend the final maturity of the security;
•	reduce the principal amount;
•	reduce the rate or extend the time of payment of interest;
•	reduce any amount payable on redemption;
•	change the currency in which the principal, including any amount of original issue discount, premium, or interest on the security is payable;
•	modify or amend the provisions for conversion of any currency into another currency;
•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;
•
alter the terms on which holders of the debt securities may convert or exchange debt securities for common stock or other securities, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

•	impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or
•	reduce the percentage of debt securities the consent of whose holders is required for modification of the indenture.

Form of Debt Security
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either:
•	in registered form, where our obligation runs to the holder of the security named on the face of the security; or
•	in bearer form, where our obligation runs to the bearer of the security.
Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.
Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
Registered Global Securities. We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements:
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.
Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may, at any time and in our sole discretion, decide not to have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for the Euroclear System and Clearstream Banking, société anonyme or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.
New York Law to Govern
The indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our equity securities, debt securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. A series of warrants may be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of any applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies, in which the price of such warrants will be payable;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	the amount of warrants outstanding;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material United States Federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant certificate or warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see “Where You Can Find Additional Information” beginning on page 6 of this prospectus. We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
•	the exercise price for the rights;
•	the number of rights issued to each stockholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” beginning on page 6 of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF THE UNITS
We may issue units consisting of common stock, preferred stock, warrants, rights and debt securities, or in combination thereof.
Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.
The applicable prospectus supplement relating to any series of units will describe the terms of the units, including, where applicable, the following:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement; and
•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.
The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit certificate or unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of any unit certificate or unit agreement if we offer units, see “Where You Can Find Additional Information” beginning on page 6 of this prospectus. We urge you to read the applicable unit certificate, the applicable unit agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
ADSs represent ownership interests in securities that are on deposit with a depositary bank. ADSs may be represented by certificates that are commonly known as American Depositary Receipts (“ADRs”). We may issue ADSs representing preferred stock in one or more series. We will evidence each series of ADSs by ADRs that we will issue under a separate agreement that we will enter into with a depositary. We will indicate the name and principal executive office of the depositary and the particular terms of any ADSs in the applicable prospectus supplement relating to such ADSs.
The applicable prospectus supplement will describe the following terms of any ADSs in respect of which this prospectus is being delivered:
•	the amount of deposited securities represented by one unit of ADRs;
•	any procedure for voting the deposited securities;
•	any procedure for collecting and distributing dividends;
•	the procedures for transmitting notices, reports and proxy soliciting material;
•	the sale or exercise of rights;
•	the deposit or sale of securities resulting from dividends, splits or plans of reorganization;
•	any redemption provisions;
•	the amendment, extension or termination of the deposit arrangements;
•	the rights that holders of ADRs have to inspect the books of the depositary and the list of receipt holders;
•	any restrictions on the right to transfer or withdraw the underlying securities;
•	any limitation on the depositary’s liability; and
•	all fees and charges that a holder of ADRs will have to pay, either directly or indirectly.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
Our Registration Statement filed on Form 20-F provides a discussion of the material U.S. federal income tax considerations that may be relevant to prospective investors in our securities. The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.
NON-UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
Our Registration Statement filed on Form 20-F provides a discussion of Marshall Island and Liberian tax consequences that may be relevant to prospective investors in our securities. The applicable prospectus supplement may also contain information about any non-U.S. tax considerations relating to the securities covered by such prospectus supplement.

PLAN OF DISTRIBUTION
We may offer and sell, from time to time, some or all of the securities covered by this prospectus up to an aggregate public offering price of $200,000,000. We have registered the securities covered by this prospectus for offer and sale so that those securities may be freely sold to the public. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.
Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods including the following:
•	on the NYSE or any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in privately negotiated transactions;
•	in an exchange distribution in accordance with the rules of the applicable exchange;
•	as settlement of short sales entered into after the date of the prospectus;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	through broker-dealers, who may act as agents or principals;
•	through sales “at the market” to or through a market-maker;
•	in a block trade, in which a broker-dealer will attempt to sell a block as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	through one or more underwriters on a firm commitment or best-efforts basis;
•	directly to one or more purchasers;
•	through agents;
•	in options transactions;
•	over the Internet;
•	any other method permitted pursuant to applicable law; or
•	in any combination of the above.
In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:
•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;
•	ordinary brokerage transactions; or
•	transactions in which the broker-dealer solicits purchasers.
In addition, we may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.
In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.
In connection with the distribution of the securities covered by this prospectus or otherwise, we may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us. We may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We may also from time to time pledge securities pursuant to the margin provisions of any customer agreements with brokers. Upon default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.
At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the expected issue price or method of determining the price, the time period during which the offer will be open and whether the purchase period may be extended or shortened, the method and time limits for paying up and delivering securities, name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.
In connection with an underwritten offering, we would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities if any such securities are purchased. We may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, as may be set forth in the revised prospectus or applicable prospectus supplement. If we grant any such option, the terms of the option will be set forth in the revised prospectus or applicable prospectus supplement.
Pursuant to a requirement by the Financial Industry Regulatory Authority, or “FINRA”, if more than five percent of the net proceeds of any offering of securities made under this prospectus will be received by any FINRA member participating in the offering or by affiliates or associated persons of such FINRA member or any participating member who otherwise would have a “conflict of interest” under FINRA Rules, the offering will be conducted in accordance with FINRA Rule 5121.
Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.
We will bear all costs relating to all of the securities being registered under the registration statement of which this prospectus is a part.

EXPENSES
The following are the expenses estimated to be incurred by us in connection with a possible offering of $200,000,000 of the securities registered under this registration statement.

SEC Registration Fee	$30,620
Printing	*
Legal Fees and Expenses	*
Accountants’ Fees and Expenses	*
NYSE Fees	*
Miscellaneous Costs	*
Total.	$*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS
The validity of the securities that may be offered by this prospectus and certain other matters relating to Marshall Islands law will be passed upon for us by Cozen O’Connor, New York, New York. Certain other legal matters relating to United States law will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
The combined carve-out financial statements of Costamare Bulkers Holdings Limited Predecessor as of December 31, 2024 and 2023 and for the years then ended appearing in Costamare Bulkers Holdings Limited’s Registration Statement (Form 20-F), have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such combined carve-out financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Costamare Bulkers Holdings Limited as of December 31, 2024 and 2023 and, for the year ended on December 31, 2024 and for the period from September 29, 2023 (date of inception) to December 31, 2023, appearing in Costamare Bulkers Holdings Limited’s Registration Statement (Form 20-F), have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The address of Ernst & Young (Hellas) Certified Auditors Accountants S.A. is 8B Chimarras Street, 15125 Marousi, Greece and it is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified Auditors Accountants (“SOEL”), Greece with registration number 107.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.	Indemnification of Directors and Officers
We are a corporation of the Republic of the Marshall Islands (the “Marshall Islands”). Section 60 of the Business Corporations Act of the Marshall Islands (the “BCA”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe such person’s conduct was unlawful.
A Marshall Islands corporation also has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person or in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
To the extent that a director or officer of a Marshall Islands corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding paragraphs, or in the defense of a claim, issue or matter therein, such director or officer shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such director or officer in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation as authorized under Section 60 of the BCA.
Section 60 of the BCA also permits a Marshall Islands corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against such person and incurred by such person in such capacity whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 60 of the BCA.
The indemnification and advancement of expenses provided by, or granted pursuant to, Section 60 of the BCA are not exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
The Company’s Articles of Incorporation include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by law.

The Company’s bylaws provide that the Company must indemnify, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party to or a witness in or is otherwise involved in any action, suit, claim, inquiry or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) and whether formal or informal, by reason of the fact that such person, or any other person for whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at the Company’s request as a director, officer, employee, trustee or agent of another entity or of a partnership, joint venture, trust, nonprofit entity or other entity (including service with respect to employee benefit plans) against all liability and loss suffered, and expenses (including attorneys’ fees) actually and reasonably incurred, by such person in connection with such action, suit, claim, inquiry or proceeding. The Company’s bylaws also expressly authorize the advancement of certain expenses (including attorneys’ fees and disbursements and court costs) to directors and officers and the carrying of directors’ and officers’ insurance providing indemnification for the Company’s directors, officers and certain employees for some liabilities.
Item 9.	Exhibits
Reference is made to the Index to Exhibits included herewith which is incorporated herein by reference.
Item 10.	Undertakings
The undersigned registrant hereby undertakes:
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933, as amended, need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, as amended, or Item 8A. of Form 20-F, as amended, if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration.
That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:
(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

INDEX TO EXHIBITS

Exhibits No.	Description
1.1	Form of Underwriting Agreement (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 99.1 to the Company’s report on Form 6-K filed with the SEC on May 7, 2025 (File No. 001-42581)).
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 99.2 to the Company’s report on Form 6-K filed with the SEC on May 7, 2025 (File No. 001-42581)).
4.3	Shareholders Rights Agreement (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form 20-FR12B/A filed with the SEC on April 23, 2025 (File No. 001-42581)).
4.4	Form of Statement of Designation (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.5	Form of Preferred Stock Certificate (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.6	Form of Indenture.
4.7	Form of Debt Securities (included in Exhibit 4.6).
4.8	Form of Warrant Agreement (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.9	Form of Warrant Certificate (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.10	Form of Rights Agreement (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.11	Form of Rights Certificate (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.12	Form of Unit Agreement (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.13	Form of Unit Certificate (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.14	Form of Deposit Agreement (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
4.15	Form of Depositary Receipt (to be filed as an exhibit to a report on Form 6-K and incorporated herein by reference).
5.1	Opinion of Cozen O’Connor (New York) (special counsel on Marshall Islands law to the Company).
5.2	Opinion of Cravath, Swaine & Moore LLP (United States counsel to the Company).
23.1	Consent of Independent Registered Public Accounting Firm, Costamare Bulkers Holdings Limited Consolidated Financial Statements.
23.2	Consent of Independent Registered Public Accounting Firm, Costamare Bulkers Holdings Limited Predecessor Combined Carve-Out Financial Statements.
23.3	Consent of Cozen O’Connor (New York) (included in Exhibit 5.1).
23.4	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.2).
24.1	Powers of Attorney (included on the signature page hereto).
25.1	Form T-1 Statement of Eligibility for Indenture (to be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended).
107.1	Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Monaco on May 30, 2025.

COSTAMARE BULKERS HOLDINGS LIMITED

By:	/s/ Gregory Zikos
	Name:	Gregory Zikos
	Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gregory Zikos, Dimitris Pagratis and Anastassios Gabrielides, acting singly, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, including any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 30, 2025.

Signature	Title

/s/ Gregory Zikos	Chief Executive Officer and Class III Director (Principal Executive Officer)
Gregory Zikos

/s/ Dimitris Pagratis	Chief Financial Officer (Principal Financial and Accounting Officer)
Dimitris Pagratis

/s/ Jens Jacobsen	Chief Commercial Officer and Class I Director
Jens Jacobsen

/s/ Peter Lund	Class II Director
Peter Lund

/s/ Katerina Eleftheriou	Class III Director
Katerina Eleftheriou

/s/ David Grant	Class II Director
David Grant

AUTHORIZED UNITED STATES REPRESENTATIVE
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in Delaware on May 30, 2025.

PUGLISI & ASSOCIATES,

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director